Biotricity Announces Commercial Rollout of Proprietary Bioflux Device

New Remote Patient Monitoring Solution to Drive Fundamental Shift in Diagnostics Within the Multibillion Dollar Cardiac Monitoring Market

REDWOOD CITY, CA – March 5, 2018 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, today announced the commercial availability of Bioflux, a real-time, high-precision mobile cardiac telemetry solution for customers. Bioflux’s advanced technology is designed to assist in the diagnosis of cardiac arrhythmias, enhance patient outcomes, and curb healthcare costs.

The Bioflux system is designed to be a complete solution for cardiac monitoring and diagnosis, consisting of the Bioflux device, proprietary software, and a 24/7 monitoring center that merges seamlessly with physicians’ existing platforms and workflows. Unlike traditional cardiac monitoring solutions, Bioflux extends the support a patient receives at a care facility into the patient’s home. The device monitors a patient’s ECG in near real-time, constantly analyzing and collecting data on the device and periodically uploading to the cloud via embedded cellular technology. Both symptomatic and asymptomatic patient symptoms are reviewed and triaged for each patient throughout the monitoring period. In the past, patient data from cardiac monitoring solutions were not reviewed in near-real time, resulting in potentially life-threatening delays. As a medical device, Bioflux provides real-time clinical data that aids in the diagnosis of cardiac arrhythmias.

“Bioflux was built for cardiac patients who require active monitoring because, until now, short-term monitoring or admission into the hospital for long-term observation was the standard,” said Mr. Waqaas Al-Siddiq, Founder and CEO of Biotricity. “Our technology addresses the multibillion-dollar cardiac-monitoring market. It does this in an innovative way, by actively and securely collecting patient data in near real-time and periodically transmitting it for analysis within the cloud. Our technology seamlessly communicates data bi-directionally over a communications network to facilitate superior data analysis and integration into healthcare providers’ workflow, which can improve patient-consumer outcomes by providing their clinician with actionable data and feedback.”

“Digital health initiatives such as Bioflux have vast potential in the healthcare sphere, as they enable a more efficient and cost-effective system of providing remote cardiac monitoring and diagnosis; all accomplished through medically relevant data,” said Dr. Nayyar Razvi, Director of AppleTree Medical Group and Biotricity Advisory Board Member. “With Bioflux, we can provide patients with early intervention by catching vital changes, adjusting treatment plans in real-time, and detecting problems before they become life threatening. Without remote patient monitoring, healthcare providers are left with an incomplete view of a patient’s health from intermittent follow-up.”

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About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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Investor Relations:

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